UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cencosud S.A.

(Exact name of registrant as specified in its charter)

Republic of Chile	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Kennedy 9001, Piso 6

Las Condes, Santiago, Chile

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value (“Common Shares”)	New York Stock Exchange*

American Depositary Shares (“ADSs”), each representing three Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181711.

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the registration on the New York Stock Exchange of the American Depositary Shares which represent those Common Shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-181711) (the “F-1 Registration Statement”), originally filed with the Securities and Exchange Commission on May 25, 2012, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which description and prospectus are incorporated herein by reference.

Regulation S ADR Facility

In May 2004, the Registrant sponsored a Regulation S ADR facility in connection with an offering pursuant to Regulation S under the Securities Act (the “Regulation S Facility”) by the Registrant to non-U.S. persons, as defined under Regulation S, outside the United States of ADSs representing 49,066,335 common shares (the “Regulation S ADSs”) . The deposit agreement for the former Regulation S Facility is being amended to become the Deposit Agreement described under “Description of American Depositary Shares” in the F-1 Registration Statement. The former Regulation S ADSs, registered hereby, will become fungible with the ADSs sold pursuant to the F-1 Registration Statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of our Company are listed on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENCOSUD S.A.

By:	/s/ Carlos Mechetti
Name: Carlos Mechetti
Title: General Counsel

Date: June 18, 2012

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